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                                   FORM OF AMENDED

                                       BY-LAWS

                                          OF

                                 LARSCOM INCORPORATED


                                      ARTICLE I

                                     STOCKHOLDERS


         Section 1.1 ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President, or the Board of Directors to be held at such time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the President or Secretary upon the written request, stating the purpose or purposes of the meeting, of stockholders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

         Section 1.3 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the amended and restated certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at the address as it appears on the records of the Corporation.

         Section 1.4 ADJOURNMENTS. Any meetings of stockholders, annual or special, may adjourn from time to time to

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reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than seven days, of if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5 PROPOSALS OF STOCKHOLDERS. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. For purposes of calculating the first such notice period following adoption of these by-laws, the 1996 annual meeting shall be deemed to have occurred on April 30, 1996.
Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. To be properly brought before a special meeting, business must be (i)

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specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

         Section 1.6 QUORUM. Except as otherwise provided by law, the amended and restated certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting shall constitute a quorum, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for such business. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.7 ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.8  VOTING.  (a)     At any meeting of stockholders, every
stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the amended and restated certificate of incorporation or a resolution of the Board of Directors creating a series or class of capital stock of the Corporation, each stockholder of record shall be entitled to one (1) vote for each share of Class A Common Stock registered in his or her name on the books of the Corporation and each stockholder of record shall be entitled to four (4) votes for each share of Class B Common

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Stock registered in his or her name on the books of the Corporation.

         (b) All elections shall be determined by a plurality vote, and except as otherwise provided by law or the amended and restated certificate of incorporation, all other matters shall be determined by a vote of a majority of the voting power present in person or by proxy and voting on such other matters.

         Section 1.9 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or determination thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the date next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose

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shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.10 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders or to express consent to a corporate action in writing without a meeting.

                                      ARTICLE II

                                  BOARD OF DIRECTORS

         Section 2.1 NUMBER OF QUALIFICATIONS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three or more than ten. Directors need not be stockholders.

         Section 2.2  ELECTION; RESIGNATION; REMOVAL; VACANCIES.

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At each annual meeting, the stockholders, subject to the restrictions set forth in this Section 2.2, shall elect directors, each to hold office until the next succeeding annual meeting or until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Any vacancy in the Board of Directors occurring for any cause shall be filled by a majority of the Board of Directors then in office, although less than a quorum. Any such vacancies may also be filled upon the vote of the stockholders at a meeting called or convened for that purpose, provided such purpose is included in the notice of such meeting as one of the purposes thereof and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only pursuant to the Corporation's notice of such meeting or if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or
(2) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. For purposes of calculating the first such notice period following adoption of these by-laws, the 1996 annual meeting shall be deemed to have occurred on April 30, 1996. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder and

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the person to be nominated as of the date of such stockholder's notice may be any other stockholder known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

         Section 2.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at any time or place within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

         Section 2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or President on two (2) days' notice to each director in accordance with Article IV. Special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of four (4) directors or one-half (1/2) of the number of directors, whichever is less.

         Section 2.5 TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.6 QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn a meeting; provided, however, that if the President or Chairman of the Board, if any, shall be present, then three persons (or one-third of the entire Board, if such number is more than three) shall constitute a quorum. Except in cases in which the amended and restated certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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         Section 2.7  ORGANIZATION.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8 INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the amended and restated certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 2.9 COMPENSATION. The Board may from time to time, in its discretion, fix the amount, if any, which shall be payable to members of the Board of Directors for attendance at the meetings of the Board of Directors or of a committee thereof.

                                     ARTICLE III

                                      COMMITTEES

         Section 3.1 EXECUTIVE COMMITTEE. The Board of Directors may appoint any Executive Committee consisting of not less than 3 directors, one of whom shall be designated as Chairman of the Executive Committee.

         Section 3.2 POWERS. The Executive Committee shall have and may exercise those powers of the Board of Directors as may from time to time be granted to it by the Board of Directors.

         Section 3.3 PROCEDURE; MEETINGS. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors. The Chairman of the Executive Committee, or, in his or her absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.

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         Section 3.4  QUORUM.  A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee.

         Section 3.5 OTHER COMMITTEES. The Board of Directors may appoint such other committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

         Section 3.6 VACANCIES; CHANGES; DISCHARGE. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any such committee.

         Section 3.7 COMPENSATION. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting.

         Section 3.8 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

                                      ARTICLE IV

                                       NOTICES

         Section 4.1 FORM; DELIVERY. Whenever, under the provisions of law, the amended and restated certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given by regular or overnight mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Notices given by regular mail shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director may also be given personally, by telegram sent to his or her address as it appears on the records of the Corporation, by

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facsimile (with a machine-generated confirmation) or by telephone.

         Section 4.2 WAIVER. Whenever any notice is required to be given under the provisions of law, the amended and restated certificate of incorporation or these by-laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, or any director who attends a meeting of the Board of Directors without protesting, prior to the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                      ARTICLE V

                                       OFFICERS

         Section 5.1 OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL, VACANCIES. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose a Vice Chairman of the Corporation, an Executive Vice President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. A majority of the Board of Directors may, at a meeting called for such purpose, remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 5.2 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall act in an advisory capacity to the other

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officers of the Corporation in connection with matters of policy and shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law.

         Section 5.3 VICE-CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, the Vice-Chairman of the Board, if any, shall perform all duties and may exercise all the powers of the Chairman of the Board and shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.

         Section 5.4 PRESIDENT. In the absence of the Chairman of the Board and Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He or she shall be the chief executive officer and, subject to the approval of the Board of Directors, shall have general charge and supervision of the business of the corporation; and, in general, he or she shall perform all duties incident to the office of president of a corporation and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or as may be provided by law.

         Section 5.5 VICE PRESIDENTS. At the request of the President, or in his or her absence or inability to act, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there is more than one Vice President, the Board of Directors may give any of them such further designation as it considers desirable and may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; or if such determination is not made by the Board of Directors, the President may make such determination; otherwise the Vice Presidents, in order of seniority, shall perform such other duties as may be assigned to him or them by the Board of Directors or the President or as may be provided by law.

         Section 5.6 SECRETARY. Subject to the approval of the Board of Directors, the Secretary, or such other officer as shall be designated by the Chairman of the Board, the Vice Chairman of

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the Board or the President, shall record all the proceedings of the meetings of the stockholders and directors and of any committees in a book to be kept for that purpose; he or she shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; he or she shall be custodian of the records of the Corporation; he or she shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and, in general, he or she shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or the President or as may be provided by law.

         Section 5.7 TREASURER. Subject to the approval of the Board of Directors, the Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors, he or she shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he or she shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him or her by the Board of Directors or the President or as may be provided by law.

         Section 5.8 OTHER OFFICERS. The Board of Directors may from time to time appoint such other officers, agents or employees as it shall deem necessary and may delegate to them such powers and duties as it may deem desirable.

         Section 5.9 BOND. The Board of Directors shall have power to require any officer of the Corporation to give bond for the faithful discharge of their duties, in such form and with such surety or sureties as the Board of Directors may deem desirable.

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                                      ARTICLE VI

                      INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 6.1 ACTION, OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or that, being or having been such a director or officer, he or she is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding whether by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful. This Article may, at the Corporation's option, apply to other agents and employees of the Corporation.

         Section 6.2 ACTION, BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably

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believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

         Section 6.3 DETERMINATION OF RIGHT OF INDEMNIFICATION. No indemnification under Section 6.1 or 6.2 of this Article VI (unless ordered by a court) shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote consisting of directors who were not parties to such action, suit or proceedings, even though less than a quorum, or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his or her conduct was unlawful.

         Section 6.4 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

         Section 6.5 ADVANCES OF EXPENSES. Except as limited by Section 6.6 of this Article, expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or investigation or any appeal therein shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of disinterested directors, or (if there are no such directors or such directors so direct) by independent legal counsel in a written opinion that, based upon the facts known to the Board or counsel at the time such determination is made, such person did not act in good faith and in a manner that such person believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its stockholders.

         Section 6.6 RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Sections 6.1, 6.2, and 6.4, or advance under Section 6.5 of this Article shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless with respect to applications under Section 6.1, 6.2, or 6.5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event there are no such disinterested directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         Section 6.7 CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Article is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or part, the Corporation shall, in such an event, after

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                                         -16-


taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise, and in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, contribute to the payment of Agent's losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him or her for serving as a director during the 12 months preceding the commencement of the suit, proceeding or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for such office(s) during the 12 months preceding the commencement of the suit, proceeding or investigation; or (iii) in the case of an officer of the Corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, proceeding or investigation.

         Section 6.8 OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the agent who serves in such capacity at any time while these bylaws and other relevant provisions of the General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         Section 6.9 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         Section 6.10 CONSTITUENT CORPORATIONS. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or who, being or having been such a director or officer, is or was serving at the request of such constituent corporation as a director or officer shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

         Section 6.11 OTHER ENTERPRISES, FINES, AND SERVING AT THE CORPORATION'S REQUEST. For purposes of this Article, references to "other enterprises" in Section 6.1 and 6.7 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as a director or officer of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         Section 6.12 SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable

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                                         -18-


portion of this Article that shall not have been invalidated, or by any other applicable law.

                                     ARTICLE VII

                                        STOCK

         Section 7.1 CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him or her in the corporation. If such certificate is countersigned
(1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar as the date of issue.

         Section 7.2 LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 7.3 TRANSFER. The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issue, registration and transfer of stock certificates.

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                                         -19-


                                         VIII

                                  GENERAL PROVISIONS

         Section 8.1 DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the amended and restated certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the amended and restated certificate of incorporation.

         Section 8.2 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

         Section 8.3 FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the thirtyfirst day of December of each calendar year, unless otherwise determined by resolution of the Board of Directors.

         Section 8.4 CORPORATE SEAL. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware."

         Section 8.5 AMENDMENTS. These bylaws may be added to, altered, amended or repealed at any regular meeting of the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

         Section 8.6 OFFICES. The principle office in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

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                                         -20-


         Section 8.7 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 8.8 WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.